As filed with the Securities and Exchange Commission on May 27, 2021

Registration No. 333-254072

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UCOMMUNE INTERNATIONAL LTD

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Floor 8, Tower D
No.2 Guang Hua Road
Chaoyang District, Beijing
People’s Republic of China, 100026
(Address of Principal Executive Offices and Zip Code)

2020 Share Incentive Plan
(Full Title of the Plans)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(Name and Address of Agent for Service)

+1 800-221-0102
(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Allen C. Wang, Esq.
Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place
Central, Hong Kong
+852 2912-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

Table of Contents

Explanatory Note	1
Exhibit Index	2
Signatures	3

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Explanatory Note

Ucommune International Ltd hereby amends its registration statement on Form S-8 (Registration No. 333-254072) by filing this Post-Effective Amendment No. 1 to reflect the amendment and restatement of its 2020 Share Incentive Plan. The amended and restated 2020 Share Incentive Plan is filed herewith as Exhibit 10.1 and replaces Exhibit 10.1 of the initial registration statement. No additional securities are being registered.

UCOMMUNE INTERNATIONAL LTD

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 20FR12B (File No. 001-39738) filed with the Commission on November 23, 2020)
4.2	Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 20FR12B (File No. 001-39738) filed with the Commission on November 23, 2020)
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-254072) filed with Commission on March 10, 2021)
10.1*	2020 Share Incentive Plan of the Registrant, as amended and effective on May 6, 2021
23.1	Consent of Marcum Bernstein & Pinchuk LLP (incorporated by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-254072) filed with Commission on March 10, 2021)
23.2	Consent of Marcum LLP (incorporated by reference to Exhibit 23.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-254072) filed with Commission on March 10, 2021)
23.3	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page hereto)

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on May 27, 2021.

Ucommune International Ltd

By:	/s/ Daqing Mao
Name:	Daqing Mao
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed by the following persons on May 27, 2021 in the capacities indicated.

Signature	Title

/s/ Zhuangkun He	Chief Executive Officer
Zhuangkun He	(principal executive officer)

/s/ Daqing Mao	Director
Daqing Mao

*	Chief Financial Officer, Director
Cheong Kwok Mun	(principal financial officer and principal accounting officer)

*	Director
Zhimo Zhao

*	Director
Jian Zhang

*	Director
Mei Han

*	Director
Jinghong Xu

*	Director
Xianhao Gu

*By:	/s/ Daqing Mao
Name: Daqing Mao
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ucommune International Ltd, has signed this registration statement or amendment thereto in New York on May 27, 2021.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title	Senior Vice-President

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